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                                  EXHIBIT 21.1

Name of Subsidiary                       Jurisdiction and Date of Incorporation
------------------------                 --------------------------------------

Centrifugal Associates, Inc.             New Jersey, 10/20/64
Mechanical Associates, Inc.              New York, 3/31/89
Centrifugal Service, Inc.                New York, 9/4/92
The Automation Group, Inc.               Delaware, 5/25/95
Trident Mechanical Systems, Inc.         Delaware, 5/25/95
Centrifugal/Mechanical Associates, Inc.  Delaware, 6/9/95
Property Control, Inc.                   Delaware, 6/9/95
High-Rise Electric, Inc.                 Delaware, 7/5/95
Grace Systems Technologies, Inc.         Delaware, 2/2/96
OnTera, Inc. (f/k/a DualStar             Delaware, 2/2/96
Communications, Inc.)
Integrated Controls Enterprises, Inc.    Delaware, 8/30/96
HR Electrical Systems, Inc.              Delaware, 6/10/98
ParaComm, Inc.                           Delaware, 6/23/99
BMS Electric, Inc.                       New York, 7/27/00